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                                                                  EXHIBIT 10.26


                  FIRST AMENDMENT TO THEATER RIGHTS AGREEMENT

         This First Amendment to Theater Rights Agreement (this "Amendment") is made as of March 30, 1995 by and among Showscan Entertainment Inc., a Delaware corporation formerly known as Showscan Corporation ("Showscan"), Showscan/United Artists Theatres Joint Venture, a Colorado general partnership (the "Joint Venture"), and United Artists Theatre Circuit, Inc., a Maryland corporation ("United Artists").

                                    RECITALS

A. Showscan, the Joint Venture and United Artists are currently party to that certain Theater Rights Agreement, dated as of August 19, 1994 (the "Agreement"). Capitalized terms used in this Amendment without definition shall have the meanings given thereto in the Agreement.

B. Showscan, the Joint Venture and United Artists now desire to modify and amend the Agreement in the manner and on the terms and conditions set forth in this Amendment.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.      Repurchase of Warrants.

                 (a) Simultaneously with the execution and delivery of this Amendment, and as a condition thereof, Showscan shall repurchase from United Artists, and United Artists shall sell to Showscan, warrants representing the right to purchase 48,000 shares of Showscan common stock, $.001 par value (the "Common Stock"), at an exercise price of $8.50 which had originally been issued to United Artists on August 22, 1994.

                 (b) Concurrently herewith United Artists shall deliver to Showscan the original Warrant certificate evidencing a right to purchase 75,000 shares of Common Stock and Showscan shall deliver to United Artists a new certificate entitling United Artists to purchase 27,000 shares of Common Stock.

         2. Amendment of Section 3.2(b). Upon satisfaction of the condition set forth in Section 1 of this Amendment, Section 3.2(b) of the Agreement shall be amended by adding thereto a new sentence immediately following the current third sentence thereof, which new sentence shall read in its entirety as follows:

                 "Showscan shall not be entitled to receive any of the forgoing liquidated damages that would otherwise be due if prior to the end of the Offer Period United Artists has actually paid to Showscan at least {text redacted} in the aggregate for (i) {text redacted} or to be {text redacted} in Simulator Theater Units pursuant to {text redacted} above, and (ii) {text





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         redacted} and {text redacted} (other than {text redacted} and other
         {text redacted} items) with respect to the {text redacted} of such {text redacted}."

         3. No Other Modifications. Except as expressly set forth in this Amendment, the Agreement shall remain unmodified and in full force and effect.

         4.      Miscellaneous.

                 4.1 Further Assurances. Each party agrees to perform all such acts, including without limitation, the execution of documents, as may reasonably be requested by any party in order to more fully effectuate the purposes of this Amendment.

                 4.2 Successors and Assigns. Except as otherwise expressly provided in this Amendment, all covenants and agreements contained in this Amendment by or on behalf of any of the parties will bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

                 4.3 Severability. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Amendment.

                 4.4 Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                 4.5 Choice of Law. This Amendment shall be interpreted in accordance with the substantive law of the State of Colorado without regard to its choice of law provisions.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.



                                    UNITED ARTISTS THEATRE CIRCUIT, INC.


                                    By: /s/ Kurt C. Hall
                                        ---------------------------------
                                    Title:  Executive Vice President and Chief
                                            Financial Officer



                                    SHOWSCAN ENTERTAINMENT INC.


                                    By: /s/ Dennis Pope
                                        ---------------------------------
                                    Title:  Executive Vice President and Chief
                                            Financial Officer



                                    SHOWSCAN/UNITED ARTISTS THEATRES
                                    JOINT VENTURE
                                    By:  Showscan Entertainment Inc. as
                                         Managing Partner


                                    By: /s/ Dennis Pope
                                        ----------------------------------
                                    Title:  Executive Vice President and Chief
                                            Financial Officer





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